Abdi Sheikh-Ali, CPA, PLLC

450 Century Parkway, Suite 250
Allen, Texas 75013
www.abdisheikh.com

Tel. (972) 217-4646
Fax. (972) 217-4645
cpa@abdisheikh.com

Ms. Arden Anderson, Esq.
Crowdfunding Lawyers
1431 E. McKinney St. #130
Denton, Texas 76209

July 26, 2023

Ms. Arden:

We hereby consent to the inclusion in this Offering Statement on Form 1-A of our report dated April 19, 2023 of Strata Capital Real Estate Opportunity Fund I, LLC relating to the audit of the financial statements as of December 31, 2022 and for the inception-to-date period then ended and the reference to our firm under the caption "Experts" in the Offering Statement.

We consent to the inclusion in the foregoing Regulation A Offering Circular of our report dated April 19, 2023 relating to the consolidated financial statements of Strata Capital Real Estate Opportunity Fund I, LLC as of December 31, 2022 and for the inception-to-date period then ended. We also consent to the reference to our firm under the caption "Experts".

Abdi Sheikh-Ali, CPA, PLLC

Abdi Sheikh-Ali, CPA, PLLC

Allen, Texas